SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 21, 2003
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

TAITRON COMPONENTS INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-25844	95-4249240
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28040 WEST HARRISON PARKWAY, VALENCIA, CALIFORNIA 91355
(Address of Principal Executive Offices) (Zip Code)

(661) 257-6060
(Registrant’s Telephone Number, Including Area Code)

NONE
(Former name or former address, if changed since last report)

ITEM 5.	Other Events

The registrant is filing herewith a copy of its principal shareholder’s beneficial ownership table dated as of December 31, 2002.

The registrant is hereby disclosing this table for NASDAQ to verify the outstanding quantity of publicly held shares to determine whether or not the registrant is in compliance with Marketplace Rule 4450(a)(2) (the “Rule”).

On November 7, 2002, NASDAQ informed the registrant that its Class A common stock has not maintained a minimum market value of publicly held shares (“MVPHS”) of $5,000,000 as required for continued inclusion by the Rule. The registrant has been provided 90 calendar days or until February 5, 2003, to regain compliance. If, at anytime before February 5, 2003, the MVPHS of the registrant’s Class A common stock is $5,000,000 or greater for a minimum of 10 consecutive trading days, NASDAQ expects to provide written notification that the registrant complies with the Rule. If compliance with the Rule cannot be demonstrated by February 5, 2003, NASDAQ expects to provide written notification that the registrant’s securities will be delisted. At that time, the registrant may appeal NASDAQ’s determination.

ITEM 7.	Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired. Not Applicable.

(b)  Pro Forma Financial Information. Not Applicable.

(c)  Exhibits.

99.01	Principal shareholder’s beneficial ownership table dated as of December 31, 2002

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TAITRON COMPONENTS INCORPORATED

Date: January 21, 2003	By:	/s/ STEWART WANG
Stewart Wang Chief Executive Officer, Director, Chief Financial Officer and Principal Accounting Officer.